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                                                                    EXHIBIT 10.2

                                                                  Conformed Copy

                  AMENDMENT NO. 1 TO THE ACQUISITION AGREEMENT

      AMENDMENT NO. 1, dated as of November 19, 1999 (this "Amendment"), between NA HOLDING CORPORATION, a Delaware corporation (the "Buyer") and NFC plc, a company organized under the laws of England and Wales (the "Seller"), to the ACQUISITION AGREEMENT, dated as of September 14, 1999 (the "Acquisition Agreement"), between Buyer and Seller.

      WHEREAS, Buyer and Seller wish to amend certain provisions of the Acquisition Agreement (capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed to them in the Acquisition Agreement and all references to Sections herein are references to Sections of the Acquisition Agreement);

      NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the agreements herein contained, Buyer and Seller, intending to be legally bound hereby, agree as follows:

      1. The definition of "Closing Controllable Net Assets" is hereby amended to read in its entirety as follows:

      "Closing Controllable Net Assets: as set forth on the Closing Balance Sheet, an amount equal to the net assets of the Company Group, excluding all (x) Tax balances and (y) NFC Group balances other than intercompany trade accounts payable or receivable arising from trading activities in the ordinary course and existing between any member of the Selling Group, on the one hand, and any member of the Company Group, on the other hand, as of the Closing Date in each case as determined in a manner shown on the Statement of Pro Forma Purchase Price Adjustment attached hereto as Annex G; provided that with respect to Controllable Net Assets determined as of the close of business on the Closing Date, the amount of trade debtor assets on the Closing Balance Sheet shall be decreased by L0.8 million or such lesser amount as remains uncollectible at Closing from Vanguard trade debtors."

      2. Amendment to Annex G. Annex G to the Acquisition Agreement is hereby amended to read in its entirety as set forth on Annex A to this Amendment.

      3. Confirmation of Acquisition Agreement. Other than as expressly modified pursuant to this Amendment, all provisions of the Acquisition Agreement remain unmodified and in full force and effect.
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      4. Miscellaneous. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the conflict of laws rules thereof to the extent such rules would require or permit the application of the law of another jurisdiction. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument and shall bind and inure to the benefit of the parties and their respective successors and assigns.


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      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                                NFC plc

                                By  /s/Jeremy Letchford
                                    -----------------------
                                    Name: Jeremy Letchford
                                    Title: Secretary


                                NA HOLDING CORPORATION


                                By  /s/Ralph A. Ford
                                    -----------------------
                                    Name: Ralph A. Ford
                                    Title: Secretary


                                       3

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                                                                         Annex A

Pro Forma Statement of Purchase Price Adjustment

As per Closing Balance Sheet:
(in the format of the Audited Financial Statements)

Fixed assets
      Property, plant & equipment (net)                                  [Pound]
      Investments
      Goodwill

Current assets
      Inventories
      Debtors: Amounts falling due within one year
      Debtors: Amounts falling due after more than one year
      Cash at bank and in hand
      Trade Accounts receivable to Selling Group

Current liabilities
      Creditors: Amounts falling due within one year
      NFC Group balances*
      Trade Accounts payable to Selling Group

Provisions for liabilities and charges

Net Assets

Adjustments to Calculate Controllable Net Assets:

Add creditor (less debtor) NFC Group balances
Add creditor (less debtor) Tax balances

CLOSING CONTROLLABLE NET ASSETS

                                                                  ([Pound] 92.4)

INCREASE/(REDUCTION) IN PURCHASE PRICE

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*     Excluding Trade Accounts receivable to Selling Group and Trade Accounts payable to Selling Group.